POWER OF ATTORNEY


The undersigned, being a person required to file statements under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Section 30(f) of the Investment Company Act of 1940, as amended (the "1940 Act"), with respect to DTF Tax-Free Income Inc. (the "Fund"), a corporation organized under the laws of the State of Maryland, does hereby appoint Jonathan D. Shain, Marguerite E.H. Morrison, Richard Wirth, Grace Torres and Jack Benintende, and each of them, as his attorney-in-fact to execute, timely file with the Securities and Exchange Commission and deliver to the New York
Stock Exchange, Inc. and the Fund, statements of Form 3, Form 4 and Form 5, as required by the Exchange Act and 1940 Act, and to take such other actions as such attorney-in-fact may deem necessary or appropriate in connection with such statements, and hereby confirms and ratifies all actions that such attorney-in-fact my take in reliance hereon. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

IN WITNESS WHEREOF, the undersigned has duly executed this power of attorney on the 18th of November 2003.


/s/Francis E. Jeffries
Francis E. Jeffries

/s/E. Virgil Conway
E. Virgil Conway

/s/William W. Crawford
William W. Crawford

/s/William N. Georgeson
William N. Georgeson

/s/Philip R. McLoughlin
Philip R. McLoughlin

/s/Everett L. Morris
Everett L. Morris

/s/Eileen A. Moran
Eileen A. Moran

/s/Richard A. Pavia
Richard A. Pavia

/s/Harry Dalzell-Payne
Harry Dalzell-Payne

/s/Timothy M. Heaney
Timothy M. Heaney

/s/James D. Wehr
James D. Wehr

/s/Alan Meder
Alan Meder

/s/Geraldine M. McNamara
Geraldine M. McNamara